Exhibit 99.8

NETWORK SERVICES AND SYSTEMS SEGMENT

REVENUE BY CUSTOMER GROUP

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

(In Thousands)

	Fiscal 2002	Fiscal 2003	Fiscal 2004
	(As Restated)	(As Restated)	(As Restated)
Pharmacy	$85,082	$135,974	$146,220
Hospital	53,023	58,583	58,021
Physician	27,542	44,237	40,028
Other	16,119	16,315	14,301

Total	$181,766	$255,109	$258,570

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